Exhibit 99.1	State of Title Certificate Prepared by the Department of Environment and National Resources (DENR) Mines and Geoscience

Department of Environmental and Natural Resources (DENR)Mimes and Geosciences
2/F J. Fernandez Bldg.
MGB Comp., North America
Diliman, Quezon City Philippines

STATE OF TITLE CERTIFICATE
LAND TITLE ACT

YOUR FILE NUMBER

LINGAS

OFFICE OF THE REGISTER OF LAND TITLE FOR THE PROVINCE OF:
BUTUAN CITY, PHILIPPINES

CERTIFICATE NUMBER: STBC1019947	TITLE NO. BA178031

ENTERED IN ACCORDANCE WITH SECTION OF 122 OF ACT NO. 496 OF THE PHILIPPINE COMMISSION, PURSUANT TO A PATENT ISSUED BY THE GOVERNOR.

THIS IS TO CERTIFY THAT AT 0.5:37 ON 20 OCTOBER, 2010 THE STATE TITLE TO THE LAND DESCRIBED HEREIN IS AS STATED AND IS SUBJECT TO THE NOTATIONS APPEARING BELOW.

APPLICATION FOR REGISTRATION RECEIVED ON: 23 SEPTEMBER, 2010

ENTERED ON: 30 SEPTEMBER, 2010

REGISTERED OWNER IN FEE SIMPLE:

LINGAS RESOURCES INC.

PROSPRIDAD GOLD MINE

LATITUDE 8º 34’ 48” NORTH	LONGTITUDE 125º 53’ 47” EAST

AS OWNERS

ASSIGNMENT TRANSFER

HERNANDEZ VENTURES INC.

TRANSFER NO. 129-769

TAXATION AUTHORITY:

CITY OF BUTUAN, PHILIPPINES

DESCRIPTION OF LAND

PARCEL INDENTIFIER: 060-624 541

7 UNIT CLAIM BLOCK, 94.5 HECTARES

           TOGETHER WITH AN INTEREST IN THE COMMON PROPERTY IN PROPORTION TO THE CLAIM ENTITLEMENT OF THE LOT

LEGAL NOTATIONS:

        THIS TITLE MAY BE AFFECTED BY A PERMIT UNDER THE LOCAL GOVERNMENT ACT.

CHARGES, LIENS AND INTEREST:  NONE

DUPLICATE INDEFEASIBLE TITLE:  NONE OUTSTANDING

TRANSFERS:    NONE

PENDING APPLICATION:    NONE